EXHIBIT 10.1B

                            Dated as of May 15, 1997


Carson Pirie Scott & Co.
331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203
Attention:  Charles J. Hansen, Esq.

CPS Department Stores, Inc.
331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203
Attention:  Charles J. Hansen, Esq.


     Re:      Second Amendment of Amended and Restated Receivables
              Purchase Agreement dated as of July 22, 1994 (this "Amendment")

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Receivables Purchase Agreement, dated as of July 22, 1994 (as amended and supplemented through the date hereof, the "Purchase Agreement"), among Great Lakes Credit Corp., a Delaware corporation (the "Purchaser") and the sellers from time to time party thereto (the "Sellers"). You have requested that the Purchaser agree to amend the Purchase Agreement which the Purchaser is willing to do subject to the terms and conditions hereof. Terms used herein and not otherwise defined herein which are defined in the Purchase Agreement shall have the same meaning herein as defined therein.

         1. Accordingly, subject to the following terms and conditions, the Purchase Agreement shall be, and it hereby is, effective as of the date hereof (the "Effective Date") subject to Section 3 of this Amendment, amended as follows:

                  (a) Each reference to "CPS" in Sections 5.01(d), 5.01(i), 5.01(s), 6.01(a), 6.02, 6.03, 6.08(c), 6.12, 6.14 and 6.18(c) of the
         Purchase Agreement shall be, and hereby is, amended by replacing such reference with the term "NBGL" therein.

                  (b) Clause (A) in Section 5.01(a)(iii) of the Purchase Agreement shall be, and hereby is, amended by replacing the phrase "if the Servicer is not CPS, then CPS," with the phrase "if the Servicer is not NBGL, then CPS," therein.

                  (c) Section 6.01(b) of the Purchase Agreement shall be, and hereby is, amended by replacing the parenthetical "(if CPS is not the Servicer)" with the parenthetical "(if NBGL is not the Servicer)" therein.

                  (d) Sections 6.01(b) and (d) of the Purchase Agreement shall be, and hereby are, amended by replacing the parenthetical "(and, if CPS is not the Servicer, CPS)" with the parenthetical "(and if NBGL is not the Servicer, NBGL)" therein.

         2. The Purchaser and the Sellers each represents and warrants as to itself for the benefit of the Purchaser and the Secured Parties that:

                  (a) it is in full compliance with all of the material terms, conditions and all other provisions of this Amendment, the Purchase Agreement and each of the other Transaction Documents, in each case as of the Effective Date; and

                  (b) its representations and warranties contained in this Amendment, the Purchase Agreement and the other Transaction Documents are true and correct in all material respects, in each case as though made on and as of the Effective Date, except to the extent such representations and warranties relate solely to an earlier date (and then as of such earlier date); and

                  (c) both before and after giving effect to this Amendment, no Purchase Termination Event nor any event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Purchase Termination Event has occurred and is continuing or would result from the execution and delivery of this Amendment or any other document arising in connection with or pursuant to this Amendment; and

                  (d) this Amendment has been duly authorized, executed and delivered on its behalf, and each of (i) the Purchase Agreement, both before being amended and supplemented hereby and as amended and supplemented hereby, (ii) each of the other Transaction Documents to which it is a party and (iii) this Amendment, constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof or thereof.

         3. Section 1 of this Amendment shall become effective only once all of the pre-conditions set forth below in this Section 3 have been satisfied:

                  (a) the second amendment of the Liquidity Agreement, the Transfer Supplement, the Seasonal Commitment Certificate and the Guaranty, each dated as of the date hereof, shall be effective; and

                  (b) the Agent has received, in form and substance satisfactory to the Agent, all documents, certificates and opinions as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

         4. National Bank of the Great Lakes hereby acknowledges and agrees that it will be bound by the terms and conditions of each Transaction Document and
Section 2.19 of the Intercreditor Agreement, in each case as the Servicer.

         5. The Purchase Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents, and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the Effective Date, the Purchase Agreement shall be deemed to be amended and supplemented as herein provided, and, except as so amended and supplemented, the Purchase Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

         6. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

         Please signify your agreement and acceptance of the foregoing by executing this Amendment in the space provided below.

                                               Very truly yours,

                                               GREAT LAKES CREDIT CORP., as
                                                    Purchaser

                                                By /s/ Charles J. Hansen
                                                   --------------------------
                                                   Title Vice President

Accepted and Agreed to:

CARSON PIRIE SCOTT & CO., as
  a Seller

By /s/ Charles J. Hansen
   ---------------------------
   Title Vice President


CPS DEPARTMENT STORES, INC., as
  a Seller

By /s/ Charles J. Hansen
   ---------------------------
Title Vice President


NATIONAL BANK OF THE GREAT LAKES,
  as a Seller and Servicer

By /s/ Charles J. Hansen
   ---------------------------
Title Vice President

Consented to:


LASALLE NATIONAL BANK, as Collateral Agent

By \s\ Michael B. Evans
   ---------------------------
Title First Vice President


ABN AMRO BANK N.V., as Agent

By \s\ Jon R. Bottorf
   ---------------------------
Title Group Vice President

By \s\ Robert J. Graff
   ---------------------------
Title Group Vice President and Director